Exhibit 10.1.2

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of April 1, 2009, is made by and among Enterprise Bancorp, Inc., a Massachusetts corporation with a principal office at 222 Merrimack Street, Lowell, Massachusetts 01852 (“Company”)  and its wholly owned subsidiary, Enterprise Bank and Trust Company, a Massachusetts trust company with its main office at 222 Merrimack Street, Lowell, Massachusetts  01852 (“Bank”) (Bank and Company being collectively referred to herein as  “Employer”), and Richard W. Main, who resides at 1 Overlook Drive, Chelmsford, Massachusetts  01824 (the “Executive”).

W I T N E S S E T H :

WHEREAS, the parties previously entered into an Amended and Restated Employment Agreement dated as of January 1, 2004, as amended;

WHEREAS, on December 19, 2008, the parties further amended and restated the Employment Agreement (“Employment Agreement”), whose provisions were effective as of April 1, 2008 (“Effective Date”);

WHEREAS, the Employment Agreement contains certain scrivener’s errors and the parties mutually agree to correct the errors and clarify and confirm the intent of the parties with respect to such matters;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, it is hereby agreed that effective as of the Effective Date, the Employment Agreement is amended as follows:

A. Section 4.7 - Termination Due to Retirement.  By striking and removing Subsection 4.7 (d) in its entirety and replacing said Subsection 4.7(d) with the following:

 (d)          to continue, together with his spouse and eligible dependents, participation in the welfare benefits described in Section 3.4 (collectively, the “Continuing Benefit Plans”) for the one-year period commencing on the Retirement Effective Date; provided, however, that the participation by Executive (and, to the extent applicable, Executive’s spouse and dependents) in any Continuing Benefit Plan shall cease on the date, if any, on which Executive becomes eligible for comparable benefits under a similar plan, policy  or program of a subsequent employer; and provided, further, that Executive’s participation in the Continuing Benefit Plans will be on the same terms and conditions (e.g., at the same level and

GALLAGHER & CAVANAUGH, LLP, 100 FOOT OF JOHN STREET, LOWELL, MASSACHUSETTS 01852

out-of-pocket cost) in effect on the Retirement Effective Date. To the extent any such benefits cannot be provided under the terms of the applicable plan, policy or program, Employer shall provide (or shall cause to be provided) a comparable benefit under another plan.

B. Section 4.8 - Highest Annual Compensation. By striking and removing Section 4.8 in its entirety and replacing said Section 4.8 with the following:

4.8          Highest Annual Compensation.  “Highest Annual Compensation” means, as determined as of the date of termination of Executive’s Term of Employment under the applicable termination provision set forth above, the sum of (a) the highest per annum rate of base salary paid by Employer to Executive at any time during the Term of Employment prior to such date of termination, and (b) the highest annual cash performance bonus or other annual cash incentive compensation paid by Employer to Executive, including all such cash amounts paid to Executive individually and as part of an employee or executive compensation group (or which would have been paid but for an election by Executive to defer payment to a later period), with respect to any single fiscal year of Employer during the period commencing January 1, 2004 and ending on such date of termination.

Except as set forth in this First Amendment to Employment Agreement, the parties ratify and confirm all of the provisions of the Employment Agreement dated December 19, 2008 and all provisions thereof shall continue in full force and effect.

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IN WITNESS WHEREOF, this First Amendment to Employment Agreement has been duly executed by the undersigned as of the day and year first above written.

ATTEST:	ENTERPRISE BANCORP, INC.

/s/ Philip S. Nyman	By	/s/ James F. Conway, III
James F. Conway, III
Director, Chairman of Compensation Committee

ATTEST:	ENTERPRISE BANK AND TRUST COMPANY

/s/ Philip S. Nyman	By	/s/ James F. Conway, III
James F. Conway, III
Director, Chairman of Compensation Committee

WITNESS:	EXECUTIVE

/s/ Diane McDonald	/s/ Richard W. Main
Richard W. Main